Exhibit 3.16

Secretary of State Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER CONTROL NUMBER EFFECTIVE DATE REFERENCE PRINT DATE FORM NUMBER	: 040050756 : K510114 : 01/05/2004 : 0093 : 01/05/2004 : 411

MORRIS MANNING & MARTIN

LEIGH ELS WILDE

3343 PEACHTREE RD.,NE#1600

ATLANTA GA 303261044

CERTIFICATE OF MERGER

I, Cathy Cox, the Secretary of State of the Georgia, do hereby issue this certificate pursuant to Title 14 of the Official Code of Georgia annotated certifying that articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of the date shown above. Attached is a true and correct copy of the said filing.

Surviving Entity:

    VISIONARY SYSTEMS, INC., A GEORGIA CORPORATION

Nonsurviving Entity/Entities:

    VSI ACQUISITION CORPORATION, A GEORGIA CORPORATION

STATE OF GEORGIA SEAL	/s/ Cathy Cox CATHY COX SECRETARY OF STATE

CERTIFICATE OF MERGER

OF

VSI ACQUISITION CORPORATION

AND

VISIONARY SYSTEMS, INC.

Pursuant to Section 14-2-1105(b) of the Georgia Business Corporation Code (“Georgia Law”), as amended from time to time, the undersigned surviving corporation submits the following Certificate of Merger for filing and certifies that:

1. The name and jurisdiction of organization of each corporation which is a party to the merger is as follows:

Name	Jurisdiction
VSI Acquisition Corporation	Georgia
Visionary Systems, Inc.	Georgia

2. Visionary Systems, Inc. will continue its existence as the surviving corporation under its present name pursuant to the provisions of Georgia Law (the “Surviving Corporation”).

3. The Restated Articles of Incorporation, as amended, of the Surviving Corporation, as the same are further amended and restated in the form of the Second Amended and Restated Articles of Incorporation attached hereto as Exhibit A, shall be the Second Amended and Restated Articles of Incorporation of the Surviving Corporation.

4. The Agreement and Plan of Merger is on file at the place of business of the surviving corporation, which is located at 555 West Adams Street, Chicago, Illinois, 60661.

5. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any corporation which is a party to the merger.

6. The Agreement and Plan of Merger has been duly approved by the shareholders of each corporation which is a party to the merger.

7. The Surviving Corporation undertakes that a request for publication of a notice of filing of this Certificate of Merger and payment therefor will be made as required under the Georgia Law.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed by the Secretary of the Surviving Corporation on the 5th day of January, 2004.

VISIONARY SYSTEMS, INC., a Georgia corporation

By:	/s/ Tom Mall
	Name:	Tom Mall
	Title:	Secretary

EXHIBIT A

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

VISIONARY SYSTEMS, INC.

Visionary Systems, Inc., a corporation organized and existing under the laws of the State of Georgia hereby certifies as follows:

1. The name of the corporation is Visionary Systems, Inc. (the “Corporation”).

2. This Second Amended and Restated Articles of Incorporation amends, restates and integrates the provisions of the Restated Articles of Incorporation of the Corporation, as amended.

3. The text of the Second Amended and Restated Articles of Incorporation of the Corporation in its entirety is as follows:

ARTICLE I

The name of the corporation is Visionary Systems, Inc. (the “Corporation).

ARTICLE II

The total number of shares of stock which the Corporation is authorized to issue is one thousand (1,000) designated as common stock, $0.001 par value per share.

ARTICLE III

The street address of the initial registered office of the Corporation is 4845 Jimmy Carter Boulevard, Norcross, Georgia 30093, Gwinnett County, and the name of the initial registered agent at that office is Corporation Service Company.

ARTICLE IV

The mailing address of the initial principal office of the Corporation is 555 West Adams Street, Chicago, Illinois 60661.

ARTICLE V

The Corporation shall have perpetual existence.

ARTICLE VI

The Corporation shall indemnify all directors and officers of the Corporation, and advance expenses reasonably incurred by such directors and officers in defending any civil, criminal, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by Georgia Law.

ARTICLE VII

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Georgia Law.